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                                                                   EXHIBIT 21.01

                                  SUBSIDIARIES

         Concord Communications Securities Corporation
         600 Nickerson Road
         Marlborough, MA 01752
         State of incorporation: Massachusetts

         Concord Communications International, Inc.
         600 Nickerson Road
         Marlborough, MA 01752
         State of incorporation: Delaware

         CCA Holdings, Inc.
         600 Nickerson Road
         Marlborough, MA 01752
         State of incorporation: Delaware

         FirstSense Software, Inc.
         600 Nickerson Road
         Marlborough, MA 01752
         State of incorporation: Delaware

         Concord Communications FSC, Ltd.
         600 Nickerson Road
         Marlborough, MA 01752
         Organized under the laws of: Bermuda

         Concord Communications (Asia Pacific) Pty, Ltd.
         Level 7
         53 Walker Street
         N, Sydney 2060
         Australia
         Organized under the laws of: Australia